Exhibit (j)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 16, 2012, relating to the financial statements and financial highlights which appear in the December 31, 2011 Annual Reports to Shareholders of Janus Aspen Flexible Bond Portfolio, Janus Aspen Overseas Portfolio, Janus Aspen Worldwide Portfolio, Janus Aspen Balanced Portfolio, Janus Aspen Enterprise Portfolio, Janus Aspen Forty Portfolio, Janus Aspen Janus Portfolio, Janus Aspen Global Technology Portfolio, Janus Aspen Perkins Mid Cap Value Portfolio, and Janus Aspen Moderate Allocation Portfolio (ten of the portfolios constituting Janus Aspen Series) which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Denver, Colorado
April 27, 2012